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                                                               EXHIBIT 10.4.11

PLEDGE AGREEMENT
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                                                Date   August 10, 1998

         1. To secure the prompt, punctual, and faithful performance of all and each of the Liabilities (as that term is defined herein) of the undersigned (hereinafter, the "Borrower") to BANKBOSTON, N.A., a national banking association with its principal office at 100 Federal Street, Boston, Massachusetts (hereinafter, the "Bank"), the Borrower hereby grants to the Bank a security interest in and to, and assigns, pledges, and delivers to the Bank the following property, and all products, proceeds, substitutions, additions, interest, dividends, and other distributions (including, without limitation, stock splits) in respect thereto, and all books, records, and papers relating to the foregoing (all of which is referred to hereinafter as the "Collateral"):

      CASH AND CASH EQUIVALENTS (AS DEFINED HEREIN) CONTAINED IN BORROWER'S ACCOUNT NO. 527000017 WITH THE BANK ENTITLED "BITSTREAM AS COLLATERAL TO BKB - INTRADER"

         2. The Borrower represents that the Collateral is held and owned by the Borrower free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges, and if the Collateral is securities, is fully paid for and nonassessable.

         3. The Borrower shall

            (1) execute all such instruments, documents, and papers, and will do all such acts as the Bank may request from time to time to carry into effect the provisions and intent of this Agreement, including, without limitation, the execution of stop transfer orders, stock powers, notifications to obligors on the Collateral, the providing of notifications in connection with book entry securities or general intangibles, and the providing of instructions to the issuers of uncertificated securities, and will do all such other acts as the Bank may request with respect to the perfection and protection of the security interest granted herein and the assignment effected hereby;

            (2) keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges;

            (3) deliver to the Bank, if and when received by the Borrower, any item representing or constituting any of the Collateral, including, without limitation, all cash dividends and all stock certificates whether now existing or hereafter received as a result of any stock dividends, stock splits or other transaction;

            (4) upon the request of the Bank, cause the issuer of any uncertificated securities comprising any of the Collateral to issue certificates with respect thereto;

            (5) upon the request of the Bank, cause certificated securities comprising any of the Collateral to be issued in the name of the Bank, as pledgee;

            (6) not cause or permit any of the Collateral presently evidenced by written certificates to be converted to uncertificated securities;

            (7) not exercise any right with respect to the Collateral which would dilute or adversely affect the Bank's rights in the Collateral;


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            (8) not file any affidavit for replacement of lost stock
         certificates or bonds with respect to the Collateral; and

            (9) not vote the Collateral in favor of or consent to any resolution which might

            (1) impose any restrictions upon the sale, transfer, or disposition of the Collateral; or

            (2) result in the issuance of any additional shares of stock of any class; or

            (3) vest additional powers, privileges, preferences, or priorities to any other class of stock; and

            (10) maintain at all times the value of the Collateral at an amount no less than One Million One Hundred Thousand Dollars ($1,100,000.00). If the value of the Collateral at any time is less than $1,100,000.00, the Borrower shall immediately furnish the Bank with additional Collateral in the form of cash or Cash Equivalents (as defined herein) acceptable to the Bank at an amount equal to said deficit.

         4. Upon the occurrence of any one or more of the following events of default (herein, "Events of Default"), any and all Liabilities of the Borrower to the Bank shall become immediately due and payable at the option of the Bank and without notice or demand, in addition to which the Bank may exercise the Bank's rights and remedies upon default. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Bank and the Borrower and instruments and papers given the Bank by the Borrower, whether now existing or hereafter arising: (a) The failure by the Borrower to pay upon demand (or when due, if not payable on demand) any of the Liabilities; (b) The failure by the Borrower to promptly, punctually, and faithfully perform, discharge, or comply with any Liability; (c) The determination by the Bank that any representation or warranty heretofore, now or hereafter made by the Borrower to the Bank, in any document, instrument, agreement, or paper was not true or accurate when given; (d) The occurrence of any event such that any indebtedness of the Borrower from any lender other than the Bank could be accelerated, notwithstanding that such acceleration has not taken place; (e) The occurrence of any event of default under any agreement between the Bank and the Borrower or instrument or paper given the Bank by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Bank may not have exercised its rights upon default under any such other agreement, instrument or paper); (f) Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Reform Act of 1978 (commonly referred to as the Bankruptcy
Code) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of the Borrower; the meeting by the Borrower with a formal or informal creditors' committee; the offering by or entering into by the Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; (g) The imposition of any lien upon any assets of the Borrower or the entry of any judgment against the Borrower, which lien is not discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its imposition or entry; (h) The occurrence of any event or circumstance with respect to the Borrower such that the Bank deems itself insecure; (i) The entry of any court order which enjoins, restrains or in any way prevents the Borrower from conducting all or any part of its business affairs in the ordinary course;
(j) The service


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of any process upon the Bank seeking to attach by mesne or trustee process any funds of the Borrower on deposit with the Bank; (k) Any material change in the identity, authority, or responsibilities of any person having management or policy authority with respect to the Borrower from that existing at the execution of this Agreement; (l) The occurrence of any loss, theft, damage, destruction, sale (other than sales in the ordinary course of business) or encumbrance to or of any of the assets of the Borrower; (m) Any act by, against, or relating to the Borrower or its assets pursuant to which any creditor of the Borrower seeks to reclaim or repossess or reclaims or repossesses all or any portion of the Borrower's assets; (n) The death, termination of existence, dissolution, winding up, or liquidation of the Borrower; (o) The merger or consolidation of the Borrower with or into any other corporation or other entity; (p) The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to the Bank of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), subsidiary, or affiliate of the Borrower, as if such guarantor, endorser, surety, parent, subsidiary, or affiliate were the "Borrower" described therein; (q) The termination of any guaranty by any guarantor of the Liabilities.

         5. Upon the occurrence of any Event of Default, and at any time thereafter, the Bank shall have all of the rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in Massachusetts, in addition to which the Bank may sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral (including, without limitation, the liquidation of debt instruments or securities and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured and whether or not any penalties or other charges are imposed on account of such action), for application towards (but not necessarily in complete satisfaction of) the Liabilities. The Borrower shall remain liable to the Bank for any deficiency remaining following such application. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Bank shall give the Borrower such notice as may be practicable under the circumstances), the Bank shall give the Borrower at least the greater of the minimum notice required by law or seven (7) days prior written notice of the date, time, and place of any public sale thereof or of the time after which any private sale or any other intended disposition is to be made. The Borrower acknowledges that any exercise by the Bank of the Bank's rights upon default may be subject to compliance by the Bank with any statute, regulation, ordinance, directive, or order of any federal, state, municipal, or other governmental authority, including, without limitation, any of the foregoing restricting the sale of securities. The Bank, in its sole discretion at any such sale, may restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, and impose without limitation, a requirement that the persons making such purchases represent and agree, to the satisfaction of the Bank, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The proceeds of any collection or of any sale or disposition of the Collateral held pursuant to this Agreement shall be applied towards the Liabilities in such order and manner as the Bank determines in its sole discretion, any statute, custom, or usage to the contrary notwithstanding.

         6. The Borrower hereby designates the Bank as and for the attorney-in-fact of the Borrower to: endorse in favor of the Bank any of the Collateral; cause the transfer of any of the Collateral in such name as the Bank may, from time to time, determine; cause the issuance of certificates for book entry and/or uncertificated securities; renew, extend, or roll over any Collateral; and make demand and initiate actions to enforce any of the Collateral. The Bank may take such action with respect to the Collateral as the Bank may reasonably determine to be necessary to protect and preserve its interest in the Collateral. The Bank shall also have and may exercise at any time all rights, remedies, powers, privileges, and discretions of the Borrower with respect to and under the Collateral, provided, however, the Bank shall have no right to exercise any voting rights available to holders of the Collateral at any time the Collateral is held by the Bank solely as pledgee hereunder, and whether or not an Event of Default has occurred. All of the rights, remedies, powers, privileges and discretions included in this Paragraph 6, may be exercised by the Bank whether or not any of the Liabilities are then due and whether or not an Event of Default has occurred. The within designation, being coupled with an interest, is irrevocable until the within instrument is terminated by a written instrument executed by a duly authorized officer of the Bank. The power of attorney shall not be affected by subsequent disability or incapacity of the Borrower. The Bank shall not be liable for any act or omission to act pursuant to this Paragraph except for any act or omission to act which is in actual bad faith.


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         7. The rights, remedies, powers, privileges, and discretions of the
Bank hereunder (hereinafter, the "Bank's Rights and Remedies") shall be cumulative and not exclusive of any rights, remedies, powers, privileges or discretions which it otherwise may have. No delay or omission by the Bank in exercising or enforcing any of the Bank's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Bank of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of the Bank's Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Bank and the Borrower at any time shall preclude any other exercise of the Bank's Rights and Remedies. No waiver by the Bank of any of the Bank's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Bank's Rights and Remedies and all of the Bank's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.


         8. As used herein, the following terms have the following meanings:

            (1) "Liability" and "Liabilities" include, without limitation, any and all liabilities, debts, and obligations of the Borrower to the Bank and any and all liabilities, debts, and obligations of every endorser, guarantor, and surety of the Borrower to the Bank, each of every kind, nature and description now existing or hereafter arising, whether under this Agreement or otherwise. "Liabilities" also includes, without limitation, each obligation to repay all loans, advances, indebtedness, notes, obligations, overdrafts, and amounts now or hereafter at any time owing by the Borrower to the Bank (including all future advances or the like whether or not given pursuant to a commitment by the Bank), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Bank may hold against the Borrower. "Liabilities" also includes, without limitation, all notes and other obligations of the Borrower now or hereafter assigned to or held by the Bank, each of every kind, nature, and description. "Liabilities" also includes, without limitation, all interest and other amounts which may be charged to the Borrower and/or which may be due from the Borrower to the Bank from time to time; all fees and charges in connection with any account maintained by the Borrower with the Bank or any service rendered by the Bank; and all costs and expenses incurred or paid by the Bank in respect of this and any other agreement between the Borrower and the Bank or instrument furnished by the Borrower to the Bank (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses). "Liabilities" also includes, without limitation, any and all obligations of the Borrower to act or to refrain from acting in accordance with the terms, provisions, and covenants of this Agreement and of any other agreement between the Borrower and the Bank or instrument furnished by the Borrower to the Bank. As used herein, the term "indirect" includes, without limitation, all obligations and liabilities which the Bank may incur or become liable for, on account of, or as a result of any transactions between the Bank and the Borrower including, without limitation, any which may arise out of any Letter of Credit or acceptance, or similar instrument issued or obligation incurred by the Bank for the account of the Borrower; any which may arise out of any action brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities of the Borrower, or by any other person in connection with the Liabilities; and any obligation of the Borrower which may arise as endorser or guarantor of any third party, or as obligor to any third party which obligation has been endorsed, participated, or assigned to the Bank. The term "indirect" also refers to any direct or contingent liability of the Borrower to make payment towards any obligation held by the Bank (including, without limitation, on account of any industrial revenue bond) to the extent so held by the Bank. The Bank's books and records shall be prima facie evidence of the Borrower's indebtedness to the Bank.

            (2) "Costs of Collection" includes, without limitation, all attorneys' reasonable fees, and out-of-pocket expenses incurred by the Bank's attorneys, and all costs incurred by the Bank in the administration of the Liabilities, this Agreement, and all other instruments and agreements executed in


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         connection with or relating to the Liabilities including, without limitation, costs and expenses associated with travel on behalf of the Bank. Costs of Collection also includes, without limitation, all attorneys' fees, out-of-pocket expenses incurred by the Bank's attorneys, and all costs and expenses incurred by the Bank, including, without limitation, costs and expenses associated with travel on behalf of the Bank, which costs and expenses are directly or indirectly related to or in respect of the Bank's efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities and/or the Bank's Rights and Remedies or any of the Bank's rights and remedies against or in respect of the any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Borrower to the Bank, as if such had been lent, advanced, and credited by the Bank to, or for the benefit of, the Borrower.

            (3) "Cash Equivalents" shall mean, as of any date of determination,
         (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentally thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by the Bank or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having, at the time of acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody's; (v) shares of any money market mutual fund that
         (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i), (ii), (iii), and (iv) above,
         (b) has net assets of not less than $500,000,000; and (c) has the highest rating obtainable from either S&P or Moody's; (vi) repurchase agreements collateralized by investments referred to in clause (i) above; and (vii) loan participations maturing within one year of acquisition thereof of obligors having, at the time of acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody's.

         9. The Borrower (a) waives presentment, demand, notice, and protest with respect to the Liabilities and the Collateral; and (b) waives any delay on the part of the Bank without notice to or consent from the Borrower; (c) assents to any indulgence or waiver which the Bank may grant or give any other person liable or obliged to the Bank for or on the Liabilities without notice to or consent from the Borrower; and (d) authorizes the Bank to alter, amend, cancel, waive, or modify any term or condition of the obligations of any other person liable or obligated to the Bank for or on the Liabilities, without notice to or consent from the Borrower; and (e) agrees that no release of any property securing the Liabilities, without notice to or consent from the Borrower, shall affect the rights of the Bank with respect to the Collateral hereunder; and if entitled thereto, (f) waives the right to notice and/or hearing prior to the Bank's exercising of the Bank's rights and remedies hereunder upon default.

         10. The Bank shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Bank and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Bank's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

         11. This Agreement shall be binding upon the Borrower and upon the Borrower's heirs, executors, administrators, representatives, successors, and assigns, and shall inure to the benefit of the Bank and the Bank's successors and assigns.

         12. This Agreement and all other instruments executed in connection with the Liabilities incorporate all discussions and negotiations between the Borrower and the Bank concerning the matters included herein and in



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such other instruments. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of the within Agreement or of any provision of any other agreement between the Borrower and the Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment of waiver, and if such party be the Bank, then by a duly authorized officer thereof.


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         13. This Agreement and all other documents in the Bank's possession which relate to the Liabilities may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and, with the exception of instruments constituting the Collateral, the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile, or further reproduction shall likewise be admissible in evidence.

         14. This Agreement, and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Borrower submits to the jurisdiction of the courts of said Commonwealth for all purposes with respect to the within Agreement and the Borrower's relationships with the Bank.

         15. The Borrower shall indemnify, defend, and hold the Bank harmless of and from any claim brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower). The within indemnification shall survive payment of the Liabilities, and/or any termination, release, or discharge executed by the Bank in favor of the Borrower.

         16. It is intended that this Agreement take effect as a sealed instrument.



Signed in my Presence                     BITSTREAM INC.
                                          ("Borrower")


/s/ Paul Trevithick                       /s/ Anna Chagnon
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Print Name: Paul Trevithick               Print Name: Anna Chagnon
            -----------------                         ------------

                                          Title: Vice President, Finance And
                                                 ---------------------------
                                                 Administration
                                                 ----------------------------